EX –10.8

MASTER AGREEMENT

FOR

DOCUMENTARY LETTERS OF CREDIT

TERMS AND CONDITIONS

March 30, 2004

General Electric Capital Corporation

201 High Ridge Road

Stamford, CT 06927

The undersigned (“Applicant”) will require, from time to time, Documentary Letters of Credit. In accordance with the terms of the Credit Agreement, General Electric Capital Corporation (“GE Capital”) will, upon Applicant’s application therefor, and to the extent such application is approved by GE Capital in its sole discretion, arrange for the issuance of Credits (as defined herein) through GE Capital Trade Services, Limited, an indirect wholly-owned subsidiary of GE Capital, or another subsidiary of GE Capital appointed in accordance with Section 3(d) (the “Issuer”). Each Credit will be governed by and interpreted in accordance with the following terms and conditions. Capitalized terms shall have the meanings accorded them in Section 9 below.

1. Payment Terms.

In addition to all commissions, charges, fees and expenses payable in connection with Credits pursuant to the Credit Agreement (including, without limitation, the Letter of Credit Fee, as defined in the Credit Agreement), Applicant agrees to pay to GE Capital on demand, at GE Capital’s office located at 201 High Ridge Road, Stamford, Connecticut 06927 or at such other address or account as may be designated in writing by GE Capital, in Dollars, in immediately available funds without duplication: (i) each amount drawn under any Credit in Dollars or in the event that the Credit permits Drafts under such Credit to be payable in a currency other than Dollars, the Dollar Equivalent of each amount so drawn; (ii) interest on each amount (or the Dollar Equivalent thereof) so drawn for each day from the date of payment of the relevant Draft to and including the date of payment in full of such amount by Applicant to GE Capital, at the rate specified in the Credit Agreement; and (iii) any and all commissions and charges of, and any and all costs and expenses incurred by, GE Capital, Issuer and each of their correspondents in relation to the Credits and all Drafts thereunder. A schedule of commissions and charges is attached hereto as Annex I.

2. Security Interest.

To secure the payment and performance of all Obligations (including, without limitation, Letter of Credit Obligations), the Applicant hereby grants to GE Capital a security interest in the Collateral, including, without limitation, the unqualified right to the possession and disposal of all property shipped under or in connection with each Credit, whether released to the Applicant under security agreements or otherwise, and also in and to all shipping documents, documents of title, or Drafts drawn under each Credit and in and to all other property owned by the Applicant, in or coming into GE Capital’s possession or custody, and in any deposit balances now or hereafter held by a bank as custodian for GE Capital for the Applicant’s account, together with the proceeds of each and all of the foregoing, until the Termination Date (subject to reinstatement as provided in the Loan Documents). The grant of a security interest in the preceding sentence supplements, rather than limits or supersedes, any grant of a security interest by Applicant in the Loan Documents. If Issuer honors any presentation or demand and Applicant fails to reimburse GE Capital therefor in accordance with the terms of the Credit Agreement, GE Capital and Issuer may assert their rights of subrogation under applicable law, whether Issuer’s honor satisfies all or only part of the underlying obligation. The Applicant must, on reasonable notice, cooperate with Issuer and GE Capital in their assertion of the Applicant’s rights against the Beneficiary, the Beneficiary’s rights against the Applicant, and any other rights that Issuer or GE Capital may have by subrogation or assignment. Subject to the terms of the Credit Agreement, the Applicant agrees to make upon demand such cash deposits with GE Capital as GE Capital may require to further secure the Applicant’s Letter of Credit Obligations.

3. Administration of Credit.

(a) Applicant will promptly examine a copy of each Credit (and any amendments thereof) sent to Applicant, as well as all other instruments and documents delivered to Applicant from time to time in connection with such Credit, and, in the event Applicant has any claim of non-compliance with the instructions or of any discrepancy or other irregularity, Applicant will notify GE Capital thereof in writing within two business days after its receipt of a copy of such Credit (and any amendments thereof), and Applicant will conclusively be deemed to have waived any such claim against GE Capital, Issuer and their subcontractors, servicers and agents unless such notice is given as aforesaid.

(b) Neither Issuer, GE Capital nor any of their correspondents shall be responsible for, and neither Issuer’s and GE Capital’s powers and rights hereunder nor Applicant’s Obligations shall be affected by: (i) any act or omission pursuant to Applicant’s instructions; (ii) any other act or omission of Issuer, GE Capital or their subcontractors, servicers and agents or their respective agents or employees other than any such arising from its or their gross negligence or willful misconduct; (iii) the validity, accuracy or genuineness of Drafts, documents or required statements, even if such Drafts, documents or statements should in fact prove to be in any or all respects invalid, inaccurate, fraudulent or forged (and notwithstanding that Applicant shall have notified Issuer or GE Capital thereof); (iv) failure of any Draft to bear any reference or adequate reference to the applicable Credit; (v) errors, omissions, interruptions or delays in transmission of delivery of any messages however sent and whether or not in code or otherwise; (vi) any act, default, omission, insolvency or failure in business of any other person (including any correspondent) or any consequences arising from causes beyond Issuer’s or GE Capital’s control; (vii) any acts or omissions of any Beneficiary of any Credit or transferee of any Credit, if transferable; (viii) any act or omission of GE Capital or Issuer required or permitted under any (A) law or practice to which a Credit is subject, (B) applicable order, ruling or decree of any court, arbitrator or governmental agency, or (C) published statement or interpretation on a matter of law or practice; (ix) honor or other recognition of a presentation or demand that includes forged or fraudulent documents or that is otherwise affected by the fraudulent or illegal conduct of the Beneficiary or other person (excluding GE Capital’s and Issuer’s employees); or (x) dishonor of any presentation that does not strictly comply with the terms of the applicable Credit or that is fraudulent, forged or otherwise not entitled to be honored. Without limiting the generality of the foregoing, Issuer may (A) act in reliance on any oral, telephone, telegraphic, electronic, facsimile or written request, notice, or instruction believed in good faith to be from or have been authorized by the Applicant, (B) receive, accept or pay as complying with the terms of a Credit any Drafts or other documents, otherwise in order, which are signed by or issued to any person or entity acting as the representative of, or in the place of, the party in whose name such Credit provides that any Drafts or other documents should be drawn or issued and (C) waive its stipulation that the bank nominated in the applicable Credit shall accept or pay the Drafts, and Issuer may then accept presentations of Drafts and documents for payment directly.

(c) Notwithstanding any waiver by Applicant of discrepancies in Drafts, documents or required statements, GE Capital or Issuer, either one acting alone, has the right in its sole judgment, to decline to approve any discrepancies and to refuse payment on that basis under any Credit issued hereunder. Such right is in addition to and not in limitation of rights of Issuer under the UCP (as defined in Section 15(e) below).

(d) GE Capital may appoint any of its other subsidiaries as “Issuer” at any time and any such Issuer may assign all or any portion of its rights under this Agreement or any Credit, including, without limitation, any reimbursement obligation owing to it to any subsidiary of GE Capital, in each case without prior notice to Applicant.

4. Extensions, Increases and Modifications of Credit.

Each Applicant agrees that GE Capital, acting through Issuer, may at any time and from time to time, in its discretion, by agreement with one or more other Applicants (whether or not such Applicant shall have been appointed as the “Agent Applicant” in the Joint Signature Agreement contained in the Application): (a) further finance or refinance any transaction under any Credit; (b) renew, extend or change the time of payment or the manner, place or terms of payment of any of the Obligations; (c) settle or compromise any of the Obligations or subordinate the payment thereof to the payment of any other debts of or claims against any Applicant which may at the time be due or owing to Issuer; or (d) release any Applicant or any Guarantor or any Collateral, or modify the terms under which such Collateral is held, or forego any right of setoff, or modify or amend in any way this Agreement or any Credit, or give any waiver or consent under this Agreement; all in such manner and on such terms as Issuer may deem proper and without notice or further assent from such Applicant. In any such event, such Applicant shall remain bound by such event and this Agreement after giving effect to such event, and the Obligations under this Agreement shall be continuing obligations in respect of any transaction so financed or refinanced and, in either case, if the Obligations are contingent, may be treated by GE Capital as due and payable for their maximum face amount.

5. Reserve Requirements and Similar Costs.

If Issuer is now or hereafter becomes subject to any reserve, special deposit or similar requirement against assets of, deposits with, or for the account of, or credit extended by, Issuer, or any other condition is imposed upon Issuer which imposes a cost upon Issuer, and the result, in the determination of Issuer, is to increase the cost to Issuer of maintaining a Credit or paying or funding the payment of any Draft thereunder, or to reduce the amount of any sum received or receivable, directly or indirectly, by Issuer hereunder, Applicant will pay to Issuer upon demand such amounts required to compensate Issuer for such increased cost or reduction. In making the determinations contemplated hereunder, Issuer may make such estimates, assumptions, allocations and the like which Issuer in good faith determines to be appropriate, but Issuer’s selection thereof, and Issuer’s determinations based thereon, shall be presumptive evidence upon Applicant.

6. Possession of Property by Applicant.

If the Applicant accepts or retains possession of documents, goods or other property, if any, covered by a Credit, prior to Issuer’s review of documents, then all discrepancies and other irregularities of said documents shall be deemed waived by the Applicant, and Issuer is authorized and directed to pay any Drafts drawn or purporting to be drawn upon such Credit.

7. Partial Shipments.

Except as otherwise expressly stated in any Credit (a) partial shipments may be made under such Credit, and Issuer may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of such Credit and the total quantity to be shipped under such Credit, and (b) if such Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods and Issuer may honor the relative Drafts.

8. Events of Default, Remedies; Pre-funding.

(a) If any Event of Default has occurred and is continuing, other than an Event of Default specified in Sections 8.1(h) or 8.1(i) of the Credit Agreement, Issuer may direct GE Capital in its capacity as Lender under the Credit Agreement to pursue any of the remedies provided for in the Loan Documents, including, without limitation, declaring that all of the Obligations (including any such Obligations that may be contingent and not matured) are immediately due and payable. If an Event of Default under Section 8.1(h) or Section 8.1(i) of the Credit Agreement has occurred, the Obligations shall automatically be due and payable.

(b) Without limiting the generality of the foregoing, Applicant agrees that if: (i) any Default or Event of Default shall have occurred and be continuing; (ii) GE Capital at any time and for any reason deems itself or Issuer to be insecure or the risk of non-payment or non-performance of any of the Obligations to have increased; or (iii) in the event that a Credit is denominated in a currency other than Dollars, GE Capital determines that such currency is unavailable or that the transactions contemplated by this Agreement are unlawful or contrary to any regulations to which GE Capital, Issuer or any agent, servicer or subcontractor of either of them may be subject or that due to currency fluctuations the Dollar Equivalent of the amount of a Credit exceeds the amount of Dollars that Issuer in its sole judgment expected to be its maximum exposure under such Credit, then Applicant will upon demand pay to GE Capital an amount equal to the undisbursed portion, if any, of such Credit, and such amount shall be held as additional Collateral for the payment of all Letter of Credit Obligations, and after the expiration hereof, to the extent not applied to the Letter of Credit Obligations, shall be returned to Applicant (unless otherwise provided in the Credit Agreement or any other Loan Document).

9. Definitions.

As used herein, the following terms shall have the following meanings:

“Agreement” shall mean, collectively, these terms and conditions, each Application for Documentary Letter of Credit entered into between GE Capital and/or Issuer and Applicant, the Joint Signature Agreement and the Authorization and Agreement of Account Party appended hereto, in each case as the same may be amended, modified, supplemented or restated from time to time.

“Applicant” shall mean the person or entity executing this Agreement as Applicant; provided that if two or more persons or entities shall have executed this Agreement as Applicant or as Joint Applicant, the terms “Applicant” and “Applicants” shall mean each and all of such persons and entities, individually and collectively, except that, if the term “Applicant” is preceded by the word “any” or “each” or a word or words of similar import, such terms shall be deemed to refer to each of such persons or entities, individually.

“Beneficiary” shall mean, as to any Credit, the beneficiary of that Credit.

“Collateral” shall have the meaning given such term in the Credit Agreement.

“Credit” shall mean a Documentary Letter of Credit issued by Issuer upon Applicant’s request of GE Capital, as the same may be amended and supplemented from time to time, and any and all renewals, increases, extensions and replacements thereof and therefor.

“Credit Agreement” shall mean the Credit Agreement, dated as of March 30, 2004, among the Applicant, the other credit parties party thereto, and GE Capital, as agent for the lenders from time to time party thereto, as such Credit Agreement may be amended, modified, supplemented or restated from time to time.

“Default” shall have the meaning given such term in the Credit Agreement.

“Dollar Equivalent” shall mean: (a) the number of Dollars that is equivalent to an amount of a currency other than Dollars, determined by applying the selling rate of First Union National Bank, First Union Bank International or another bank of comparable size selected by Issuer; or (b) in the event that Issuer shall not at the time be offering such a rate, the amount of Dollars that Issuer, in its sole judgment, specifies as sufficient to reimburse or provide funds to Issuer in respect of amounts drawn or drawable under a Credit; in either case as and when determined by Issuer.

“Dollars” shall mean lawful currency of the United States of America.

“Draft” shall mean any Draft (sight or time), receipt, acceptance, cable or other written demand for payment.

“Event of Default” shall have the meaning given such term in the Credit Agreement.

“Guarantor” shall have the meaning given such term in the Credit Agreement.

“Lender” shall have the meaning given such term in the Credit Agreement.

“Letter of Credit Obligations” shall have the meaning given such term in the Credit Agreement.

“Loan Documents” shall have the meaning given such term in the Credit Agreement.

“Obligations” shall have the meaning given such term in the Credit Agreement.

“Termination Date” shall have the meaning given such term in the Credit Agreement.

10. Expenses; Indemnification.

Applicant agrees to reimburse GE Capital and Issuer upon demand for and to indemnify and hold GE Capital and Issuer harmless from and against all claims, liabilities, losses, costs and expenses (“Indemnified Liabilities”), including attorneys’ fees and disbursements, incurred or suffered by GE Capital and/or Issuer in connection with any Credit except to the extent arising from their gross negligence or willful misconduct. Such Indemnified Liabilities shall include, but not be limited to, all such Indemnified Liabilities incurred or suffered by GE Capital and/or Issuer in connection with (a) GE Capital and/or Issuer’s exercise of any right or remedy granted to it hereunder or under the Loan Documents, (b) any claim and the prosecution or defense thereof arising out of or in any way connected with this Agreement, including, without limitation, as a result of any act or omission by a Beneficiary, (c) the collection or enforcement of the Obligations, and (d) any of the events or circumstances referred to in Section 3(b) hereof. None of GE Capital, Issuer or any subcontractor, servicer or agent of either of them shall be liable to Applicant for any special, indirect, consequential or punitive damages arising with respect to any Credit. Applicant must in all instances mitigate damages claimed against Issuer or GE Capital or any subcontractor, servicer or agent of either of them arising with respect to any Credit.

11. Licenses; Insurance.

The Applicant shall procure or cause the Beneficiaries of each Credit to procure promptly any necessary import and export or other licenses for import or export or shipping of any goods referred to in or pursuant to such Credit and to comply and to cause the Beneficiaries to comply with all foreign and domestic governmental regulations in regard to the shipment and warehousing of such goods or otherwise relating to or affecting such Credit, including governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as GE Capital may at any time require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be satisfactory to GE Capital, and to cause GE Capital’s interest to be endorsed thereon, and to furnish GE Capital on demand with evidence thereof. Should the insurance upon said goods for any reason be unsatisfactory to GE Capital, GE Capital may, at its expense, obtain insurance satisfactory to it.

12. No Waivers of Rights Hereunder; Rights Cumulative.

No delay by GE Capital or Issuer in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right. No waiver or amendment of any provision of this Agreement shall be enforceable against GE Capital or Issuer unless in writing and signed by an officer of GE Capital, and unless it expressly refers to the provision affected, any such waiver shall be limited solely to the specific event waived. All rights granted GE Capital or Issuer hereunder shall be cumulative and shall be supplementary of and in addition to those granted or available to GE Capital or Issuer under the Loan Documents or applicable law and nothing herein shall be construed as limiting any such other right.

13. Continuing Agreement; Termination.

This Agreement shall continue in full force and effect until the Termination Date (subject to reinstatement, as provided in the Loan Documents).

14. Performance Standards.

Notwithstanding any provision to the contrary herein, GE Capital reserves the right to decline (a) any request made by the Applicant for the issuance of a Credit or (b) any instruction provided by the Applicant if, in its discretion, GE Capital determines that the issuance of such Credit or the carrying out of such instruction contravenes GE Capital’s customary procedures or policy or any applicable law, rule or regulation.

15. Governing Law; Jurisdiction; Certain Waivers.

(a) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, and with respect to all security interests granted in connection herewith, GE Capital and Issuer shall have the rights and remedies of a secured party under applicable law, including but not limited to the Uniform Commercial Code of California.

(b) APPLICANT AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT SHALL BE LITIGATED ONLY IN COURTS LOCATED WITHIN THE STATE OF CALIFORNIA AND THAT SUCH COURTS ARE CONVENIENT FORUMS THEREFOR, AND APPLICANT SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS.

(c) Applicant waives personal service of process upon it and consents that any such service of process may be made by certified or registered mail, return receipt requested, directed to Applicant at its address last specified for notices hereunder, and service so made shall be deemed completed two (2) days after the same shall have been so mailed.

(d) APPLICANT WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN IT AND GE CAPITAL OR ISSUER AND WAIVES THE RIGHT TO ASSERT IN ANY ACTION OR PROCEEDING WITH REGARD TO THIS AGREEMENT OR ANY OF THE OBLIGATIONS ANY OFFSETS OR COUNTERCLAIMS WHICH IT MAY HAVE.

(e) Each Credit and this Agreement shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce Publication No. 500, or the most recent revision thereof (the “UCP”), the terms of which are known to us, and the same shall be considered as incorporated herein. Solely for purposes of interpreting the UCP’s application to this Agreement and Credits issued hereunder, Issuer shall be deemed to be a “bank” as such term is used in the UCP.

16. Notices.

Any notice to GE Capital or Issuer shall be effective only if in writing or by authenticated teletransmission acceptable to GE Capital or Issuer, as applicable, directed to the attention of and received by GE Capital or Issuer’s Letter of Credit Group, as applicable. Any notice to or demand on Applicant, or, if more than one Applicant executes this Agreement, the Agent Applicant, shall be binding on all Applicants and shall be effective when made to Applicant, or if more than one Applicant executes this Agreement, the Agent Applicant, by mail, telegraph, facsimile, telephone or otherwise, in the case of mailed, telegraphed or cabled notices, to the address appearing below such Applicant’s signature or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16, and in the case of telephonic or facsimile notices, to the telephone number of such Applicant appearing below Applicant’s signature. Any requirements under applicable law of reasonable notice by GE Capital or Issuer to Applicant of any event shall be met if notice is given to Applicant or Agent Applicant, as the case may be, in the manner prescribed above at least seven days before (a) the date of such event or (b) the date after which such event will occur.

17. Third Party Beneficiary.

Applicant hereby acknowledges that Issuer is a third party beneficiary under this Agreement and may enforce its rights under this Agreement directly against the Applicant as if Issuer were named herein as a party.

18. General.

(a) If this Agreement is executed by two or more Applicants, they shall be jointly and severally liable hereunder, and all provisions hereof regarding the Collateral shall apply to the Obligations and Collateral of any or all of them.

(b) This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors of each of the Applicant(s) and shall inure to the benefit of and be enforceable by GE Capital, Issuer and their respective successors, transferees and assigns.

(c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

(d) This Agreement shall be deemed to be a “Loan Document” for all purposes under the Credit Agreement.

(e) This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

“Applicant”

DYNAMIC DETAILS, INCORPORATED		DYNAMIC DETAILS, INCORPORATED, VIRGINIA

By:	/S/ TIMOTHY DONNELLY	By:	/S/ TIMOTHY DONNELLY
Name:	Timothy Donnelly	Name:	Timothy Donnelly
Title:	Vice President and Secretary	Title:	Vice President and Secretary

DYNAMIC DETAILS INCORPORATED, SILICON VALLEY		LAMINATE TECHNOLOGY CORP.

By:	/S/ TIMOTHY DONNELLY	By:	/S/ TIMOTHY DONNELLY
Name:	Timothy Donnelly	Name:	Timothy Donnelly
Title:	Vice President and Secretary	Title:	Vice President and Secretary

Address of Applicant:
1220 Simon Circle
Anaheim, CA 92808
Attention: Timothy Donnelly
Facsimile: (714) 688-7206
Telephone: (714) 688-7619

“Issuer”

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/S/ E. J. HESS
Name:	E. J. Hess
Duly Authorized Signatory

Address of Issuer:
335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Account Manager (DDi)
Facsimile: (212) 309-8798
Telephone: (212) 370-8047

Joint Signature Agreement

In consideration of your establishment from time to time of a Credit substantially as applied for herein, it is further agreed that this Agreement shall be the joint and several agreement of the undersigned and all property referred to in this Agreement as belonging to Applicant shall be understood to refer to the joint property of any or all of the several Applicants as well as to the individual property of each of them. The happening of any Event of Default as specified in Section 8 of this Agreement with respect to any Applicant shall mature the obligations of all Applicants. A demand made on any Applicant pursuant to Section 1 of this Agreement shall fix the exchange rate as to all Applicants.

It is agreed that [            ] shall appear in [each] Credit as Account Party and that [            ] (“Agent Applicant”) has the exclusive right to issue all instructions on any and all matters relating to such Credit, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in such Credit or any other matter.

Joint Applicant	Joint Applicant

By:	By:
Authorized Signature	Authorized Signature

Address of Joint Applicant	Address of Joint Applicant

Authorization and Agreement of Account Party

Gentlemen:

We hereby join the request of Applicant to issue from time to time the Credits, described on page 1 with our name appearing as Account Party.

In consideration of your issuing each Credit in this form it is agreed that Applicant has the exclusive right to issue all instructions on any and all matters relating to such Credits, including, without limitation, instructions as to disposition of documents and any unutilized funds, and waivers of discrepancies, and to agree with you upon any amendments, modifications, extensions, renewals, or increases in each Credit or any other matters irrespective of whether the same may now or hereafter affect our rights or those of our successors or assigns.

Account Party

By:
Authorized Signature

Address of Account Party:

ANNEX I

The Applicant agrees to pay the following fees with respect to the Credits:

1.	upon issuance thereof, the greater of (a) 1/8 of 1% of the amount of the Credit or (b) $95;

2.	upon any amendment which increases the amount thereof, the greater of (c) 1/8 of 1% of such increased amount or (d) $45;

3.	upon any other amendment thereof, $45;

4.	upon the negotiation thereof, the greater of (e) 1/8 of 1% of the amount thereof or (f) $60; and

5.	with respect to any other activity related to such Credit, the standard fees and charges of Issuer for such activity.